UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 15, 2018

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. HAMILTON AVENUE, SUITE 550

CAMPBELL, CA 95008

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on February 26, 2018, VIVUS, Inc., or the Company, and Allan L. Shaw entered into a Consulting Agreement, or the Consulting Agreement, effective February 1, 2018. The Consulting Agreement included that Mr. Shaw will be eligible to receive an additional fully vested stock option to purchase 100,000 shares of the Company’s common stock at the discretion of the Board of Directors of the Company, or the Board. On June 15, 2018, the Compensation Committee of the Board authorized and approved the grant to Mr. Shaw of a fully vested stock option to purchase 100,000 shares of the Company’s common stock at a price per share equal to the closing price of the Company’s common stock on the date of grant ($0.84 per share). The option has a 7-year term from the date of grant and an exercise period equal to 6 months from the date Mr. Shaw ceases to be a Service Provider (as defined in the Company’s 2010 Equity Incentive Plan).

Further, as previously disclosed, on January 2, 2018, the Board approved the compensation arrangements for Thomas B. King, the Company’s former interim Chief Executive Officer.  The compensation arrangements included that Mr. King will be eligible to receive an additional stock option to purchase 200,000 shares of the Company’s common stock at the discretion of the Board. On June 15, 2018, the Compensation Committee of the Board authorized and approved the grant to Mr. King of a fully vested stock option to purchase 200,000 shares of the Company’s common stock at a price per share equal to the closing price of the Company’s common stock on the date of grant ($0.84 per share). The option has a 7-year term from the date of grant and an exercise period equal to twelve months from the date Mr. King ceases to be a Service Provider (as defined in the Company’s 2010 Equity Incentive Plan).

Also, on June 15, 2018, the Compensation Committee of the Board authorized and approved a special bonus payment in the amount of $50,000 to be paid to each of John L. Slebir, the Company’s Senior Vice President, Business Development and General Counsel and Secretary, and Mark K. Oki, the Company’s Chief Financial Officer and Chief Accounting Officer, for their performance in the first half of 2018 in connection with the acquisition of the shares of Willow Biopharma Inc. and onboarding of the members of new management, the acquisition of the product PANCREAZE® from Janssen Pharmaceuticals, Inc., and the financing with Athyrium Capital Management, L.P., each as previously disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel

Date:  June 19, 2018